                                                                   Exhibit 10.52


                                                Global Industry Groups
                                                Level 15, 260 Queen Street
                                                BRISBANE QLD 4000


                                                Telephone: 07 3227 2348
                                                Fax: 07 3221 9620
                                                Email: swimberley@westpac.com.au

8 April 2003


The Secretary
Collins Restaurants Management Pty Ltd
16 - 20 Edmondstone Street
Newmarket Qld 4051


Dear Sir

A$3,000,000 Multiple Option Facility

Westpac Banking Corporation (Westpac) is pleased to offer Collins Restaurants Management Pty Ltd ACN 093 912 979 (Collins) a facility on the following terms.

Collins is requested to acknowledge its acceptance of this offer by signing the accompanying copy of this agreement and returning it to Westpac before the offer expiry date of 18 April 2003.

Capitalised terms used in this agreement are defined either in the text or in the clause headed "Definitions".

This is a Bank Document for the purposes of the Guarantee.

1.   Facility Details

------------------------------------------------------------------------------------------------------------
Maximum amount                         $3,000,000 (the Commitment). The Commitment will be automatically
outstanding at any time:               cancelled on the Expiry Date.
------------------------------------------------------------------------------------------------------------
Available Options:                     Option                                      Limit
                                       ------                                      -----
                                       Overdraft (Overdraft Option)                $1,000,000
                                       Bill Acceptance and Discount
                                       facility (Bill Option)                      $2,000,000

------------------------------------------------------------------------------------------------------------
Allocation of Commitment between       The initial allocation is stated above. The Commitment may be
Options:                               reallocated in accordance with the provisions of Clause 2.
------------------------------------------------------------------------------------------------------------

                         (C)Westpac Banking Corporation                   Page 1

                                          Collins Restaurants Management PTY Ltd


Interest rate - Overdraft:       Westpac's Reference Lending Rate which may
                                 fluctuate from time to time. The Reference
                                 Lending Rate is published in major metropolitan newspapers each week. It is currently 8.00% p.a.

Discount rate:                   For each Bill, the Reuters BBSY bid rate for a
                                 period equal to the term of the Bill, on the the date on which the Bill is to be discounted, or if there is no BBSY rate for that term, the rate selected by Westpac as equivalent
                                 (Discount Rate).

Fees:
..  Establishment Fee             $5,000 payable on acceptance of this agreement.

..  Line Fee                      1.00% per annum of the daily amount of the
                                 Commitment from the date of acceptance of this agreement payable quarterly in advance on the first Business Day of each calendar quarter and on the date of acceptance of this agreement (or at any other intervals designated by Westpac from time to time). If the Commitment is cancelled or reduced in the quarter the relevant amount of fee is refundable.

..  Acceptance Fee                1.25% per annum, (the Margin) calculated on the
                                 face amount of each Bill accepted from and including the date of acceptance until the Bill's maturity date.

..  Preparation Fee               $100 per drawdown under the Bill Option

Term:                            (a)  Until 22 August 2004 (the Expiry Date) or
                                      any longer period approved by Westpac
                                      under paragraph (b). Until Westpac agrees to extend the term under paragraph (b), the term ends on the Expiry Date.

                                 (b)  Collins may by written request made to
                                      Westpac not later than the date which is 3 months before the Expiry Date request that the term be extended for a further period of 6 months. Westpac may, in its absolute discretion agree to extend the term, in which case the term will end on the date which is 6 months after the Expiry Date.

                                 (c) If Westpac agrees to extend the term under paragraph (b) then Westpac will, subject to the terms and conditions of this letter, provide the Facility to Collins to the end of the term on the same terms and conditions as at the Expiry Date.

Purpose:                               General corporate purposes.

Security:                              All existing security securing Collins's
                                       obligations to Westpac.


                         (C)Westpac Banking Corporation                   Page 2

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                                          Collins Restaurants Management Pty Ltd


2.   The Facility

Facility

Collins can draw accommodation under the facilities on any Business Day using any of the options specified above (each an Option). Each drawing must not exceed the undrawn portion of the Option limit allocated to the relevant Option.

Conditions Precedent

Before Collins can draw accommodation, Collins must sign and return a copy of this agreement; and Westpac must have received:

(a)  for drawings under the Bill Option, a drawdown notice in the form of
     Schedule 2 by 10am (local time) at least 2 Business Days before the proposed date for accepting and discounting Bills (the Drawdown Date);

(b) a verification certificate in the form of Schedule 1 with the attachments referred to in that certificate;

(c) any fees payable before or on the Drawdown Date as set out in clause 1 "Facility Details"; and

(d) where a security document has previously been given to Westpac by another entity for another transaction, and is to be used to secure the facility, consent from that entity.

No default

Westpac is not obliged to provide any accommodation under this agreement if on the Drawdown Date there is, or has occurred:

..    a continuing Event of Default (as defined in the Guarantee), or

..    a breach or other event which with notice or time or both would become an
     Event of Default.

Cancellation of Commitment

Collins may cancel all or part of the undrawn Commitment by giving 3 Business Days irrevocable notice to Westpac. This notice will advise which of the Option limits the reduction relates to. Cancellations must be in multiples of $100,000.

Change of Allocation

Collins may from time to time by 3 Business Days notice to Westpac reallocate the undrawn portion of the Option Limits between the Options provided the aggregate of the resulting limits for

                         (C)Westpac Banking Corporation                   Page 3

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                                          Collins Restaurants Management Pty Ltd

the Options does not exceed the Commitment. A limit applying to an Option cannot be reduced below the aggregate of all amounts outstanding under that Option.

Such notice will be in the form of Schedule 3.

3.   Overdraft Option

Interest Calculation

Interest on amounts drawn under the Overdraft Option is calculated daily and charged to the Collins' account monthly in arrears on the last business day of each month (or such other times as Westpac determines).

Overdraft Account

Collins must nominate or establish one or more current accounts with Westpac to which the Overdraft Option limit will be allocated. If a new account is to be established, Collins must satisfy Westpac's usual requirements for opening accounts of that nature.

Use of facility

Collins may use the Overdraft Option by either:

(a)  drawing a cheque on the overdraft account; or

(b) making a withdrawal from the overdraft account in any other manner permitted by Westpac.

4.   Facility Procedures - Bill Option

Preparation of Bills

Westpac need not prepare Bills, and ordinarily will not do so. Only Westpac may require that physical Bills be brought into existence. However, Westpac may itself prepare Bills or require Collins to prepare Bills under this agreement.

If Westpac does not require the physical preparation of Bills it will be taken to have prepared, signed on behalf of Collins (as drawer) accepted and discounted Bills in compliance with this agreement. This agreement will apply as if:

(a)  Westpac had prepared, accepted and discounted those Bills, and

(b)  Collins had signed those Bills as drawer.

Form of Bills

Bills prepared under this agreement must:

                         (C)Westpac Banking Corporation                   Page 4

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                                          Collins Restaurants Management Pty Ltd

(a) be in a form acceptable to Westpac, and to the extent practicable, have a face amount of $100,000 or any other amount specified by Westpac;

(b)  be expressed to be drawn by Collins and signed by Collins as drawer;

(c) be payable at Westpac's office at: 3rd Floor, 255 Elizabeth Street, Sydney, NSW 2000, or any other address which Westpac may specify;

(d)  have the name of the payee left blank;

(e) have a term, as required by Collins of 1, 2, 3, 4, 5 or 6 months or any other term Westpac and Collins may agree; and

(f)  mature on a Business Day which is not later than the Expiry Date.

Collins must select terms and amounts for Bills so that the total face amount of outstanding Bills will not at any time exceed the limit allocated to the Bill Option.

Authority

Collins irrevocably and for value authorises Westpac:

(a)  to complete and deliver Bills under this agreement,

(b) on behalf of Collins and in Collins's name to prepare Bills complying with this agreement and to sign them as drawer and if applicable, endorse them, and to alter any non-complying Bills.

5.   Acceptance and Discount

Acceptance and Discount

When it is obliged under this agreement to accept and discount Bills Westpac will:

(a)  accept those Bills,

(b) if necessary, insert as payee itself or any other person who is to buy those Bills, and

(c) discount those Bills and pay to Collins or as it directs an amount equal to the sum of the face amount of those Bills less the sum of:

     (i) a discount amount for each Bill which would result in a yield to maturity on that Bill calculated at the Discount Rate (expressed as a yield percent per annum),

                         (C)Westpac Banking Corporation                   Page 5

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                                          Collins Restaurants Management Pty Ltd

     (ii)   the acceptance fee for the Bills,

     (iii)  the preparation fee for the Bills,

     (iv) any applicable stamp duty or other tax payable by Westpac on or in respect of the Bills or any payment under this agreement (including financial institutions duty), and

     (v) any other amount owing by Collins to Westpac in relation to the Bills under this agreement.

6.   Payment Obligations

Indemnity

Collins shall indemnify Westpac on demand against all liabilities of Westpac as acceptor or endorser of Bills.

Liability on Bills

As between Westpac and Collins, Collins is primarily liable in respect of all Bills. Accordingly:

(a) the liability of Collins with respect to any Bill will not be discharged because Westpac becomes the holder of that Bill before, on or after its maturity, and

(b) not later than 11 am on the maturity date for each Bill, Collins shall pay to Westpac an amount equal to the face amount of that Bill.

Netting Off

Where new Bills are to be drawn and accepted on the maturity date of old Bills, only the net amount as between the amounts payable on that date:

(a) by Collins to Westpac under the clause headed "Payment Obligations" in respect of the face amount of the old Bills, and

(b) by Westpac to Collins by way of proceeds of the new Bills under The clause headed "Acceptance and Discount",

need be paid.

Fees

Collins will pay fees as set out in this agreement.

                         (C)Westpac Banking Corporation                   Page 6

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                                          Collins Restaurants Management Pty Ltd

Repayment

The facilities provided under this agreement will terminate on the Expiry Date, and at that time Collins will pay to Westpac:

(a) all money owing by it to Westpac under or in connection with the facilities provided under this agreement, and

(b)  the face amount of all Bills then outstanding.

7.   Representations and Undertakings

Collins make the representations and give the undertakings in the Guarantee.

8.   Westpac's Remedies and Powers

Event of Default

If an Event of Default (as defined in the Guarantee) occurs then Westpac may at any time do either or both of the following:

(a)  terminate the facilities and cancel the Commitment; and

(b)  by written notice require Collins to pay to Westpac all or some of:

     (i) the money actually or contingently owing by it to Westpac under or in connection with the facilities, and

     (ii) the face amount of all Bills outstanding as at the date of that notice.

Collins will pay those amounts immediately.

If a notice requires the payment of only some of the amounts lent or provided or otherwise outstanding, then Westpac may at any time by written notice require Collins to pay further amounts, until all amounts lent or provided or actually or contingently outstanding by Collins have been paid.

Amounts paid on unmatured Bills and contingent amounts

(a) Any amount paid to Westpac under this clause in respect of any unmatured Bill or in respect of any sum contingently owing, and

(b)  interest credited under this clause,

                         (C)Westpac Banking Corporation                   Page 7

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                                          Collins Restaurants Management Pty Ltd

will accrue and be credited with interest at a rate and in a manner which Westpac determines would under its normal procedures apply to deposits of a similar amount at call (or of any other term specified by Westpac).

Westpac may apply it in or towards satisfaction of any sum at any time payable by Collins to Westpac under or in relation to this agreement or any security document, including in respect of Bills.

It is repayable by Westpac to the extent only that on any day it exceeds the amount of all money owing to Westpac under or in connection with this agreement or any security document (including, without limitation, the total face amount of the outstanding Bills and all amounts which are then or may subsequently become contingently owing).

Application of Money - Set-Off

If Collins does not pay an amount when due, Westpac may apply any money in any of Collins' accounts (whether or not matured) in payment of any amount payable under this agreement. It need not do so. It can convert currencies using its normal procedures.

No Waiver

No failure to exercise a power, and no delay in exercising a power, operates as a waiver. Waivers must be in writing.

9.   Payments - general provisions

Method of Payment

Collins will make all payments at the address on the first page of this agreement or as specified by Westpac. Payments must be in cleared funds and free of any set-off or deduction, except for taxes where required by law. All payments will be made by 11am (local time) in the place of payment.

Time of Payment

Unless otherwise stated, amounts payable under the clauses below headed "Yield Protection" and "Additional Payments" are payable within 2 Business Days of demand.

Default Interest

Interest will accrue each day on each amount due but unpaid. The rate will be Westpac's advertised Reference Lending Rate (or any equivalent rate which is substituted for this rate from time to time) then applicable plus 2% per annum. That interest accrues before and after any judgment.

Westpac may debit Collins's account with accrued interest under this paragraph on any day. If it does not do so more often it will be taken to have done so monthly. That interest will then itself bear interest.

                         (C)Westpac Banking Corporation                   Page 8

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                                          Collins Restaurants Management Pty Ltd

10. Yield Protection

Whenever Westpac determines that a Change in Law (as defined below) has the effect of:

..   increasing its costs of funding or maintaining the facility, or reducing its return or amounts received in respect of the facility; or

..   reducing its return on capital allocated to the facility (including because more capital needs to be allocated to the facility or cannot be used elsewhere),

then Westpac will promptly notify Collins who must pay Westpac the amount Westpac certifies is necessary to compensate it. That certificate will give an outline of the calculation, and will be conclusive and bind Collins in the absence of manifest error.

If Collins so requests, Westpac will negotiate in good faith with a view to finding a means of minimising the effect, but it is not a defence that the effect could have been avoided or minimised.

A Change in Law is the introduction of, or a change in, any law, official directive, ruling or request or a change in its interpretation. If it does not have the force of law, it must be one with which responsible Australian banks would comply. Without limitation, it includes any of these circumstances which occurs with respect to capital adequacy, special deposit, liquidity, reserve, prime assets, tax or prudential requirements (except a change in tax on overall net income).

11. Additional Payments

Indemnity and costs

Collins will indemnify Westpac against any liability, loss, cost or expense (including legal costs on a full indemnity basis and including any goods and services tax or similar tax) it incurs in or as a result of a breach of its obligations, or actual or contemplated enforcement of this agreement and any security for this agreement.

Collins will pay Westpac's reasonable external legal costs (including goods and services tax or similar tax) in relation to the preparation of this agreement and any security for this agreement, and any amendment of it, or any consent or waiver.

Goods and Services Tax

Notwithstanding any other provision of this agreement, any amount payable to Westpac under this agreement does not include any goods and services tax or similar tax by whatever name called (including GST as defined in A New Tax System (Goods and Services Tax) Act 1999, as amended from time to time, (the "GST law")). Terms defined in the GST law have the same meaning in this agreement.

                         (C)Westpac Banking Corporation                   Page 9

                                          Collins Restaurants Management Pty Ltd

To the extent that any supply under or in connection with this agreement by Westpac constitutes a taxable supply, the consideration payable will automatically be increased to include an additional amount on account of GST. That amount will be the product of the value of the consideration for the supply and the prevailing GST rate.

Stamp Duty

Collins will pay all stamp, transaction and other similar duties and charges in relation to this agreement, any bill of exchange made under it and any security and any transaction under them. This includes financial institutions duty and debits tax. Collins will also pay any fines and penalties unless they result from a failure by Westpac to lodge a document for stamping in sufficient time, having received from Collins the amount of stamp duty in good time.

12. General

Statements of amounts due in evidence

A written statement by Westpac as to any amount due under this agreement will be sufficient evidence of that amount unless Collins proves it wrong.

Assignment

Collins may not assign its rights under this agreement. Westpac may transfer any part of its rights and, with Collins' consent, obligations. Collins will not withhold that consent unreasonably. Westpac may disclose information to a potential transferee or sub-participant.

Where Westpac wants to transfer any part of its obligations Collins will sign when requested by Westpac a document which will effect that transfer and which does not increase Collins's obligations. Westpac will bear its own costs and stamp duty on that document.

Notices

Notices, demands, statements, consents, requests, requirements and certificates (Notices) must be in writing. Except where they instruct Westpac in relation to a value transaction, they may be sent by facsimile, post or any other means to the recipient's address or number set out on the signature page or any other address or number notified to the sender by the recipient.

Notices that instruct Westpac in relation to a value transaction may only be given by delivery of the original signed notice unless Westpac agrees otherwise.

Notices will be taken to have been given if delivered or left at that address, on the dates on which they are delivered or left.

Notices and Westpac Authorised Signatories

Any Notice, or other communication by Westpac may be given by any person whose title includes the word manager, head, director, counsel or president, or any attorney authorised to do so. Any

                         (C)Westpac Banking Corporation                  Page 10


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                                          Collins Restaurants Management Pty Ltd

such person may sign bill of exchange on behalf of Westpac or (if Westpac is authorised to sign the Collins's bills of exchange), Collins.

Notices and Collins Authorised Signatories

All documents required to be signed by Collins under this agreement shall be signed on its behalf by one or more authorised signatories referred to in the verification certificate, or any other or additional authorised signatories subsequently appointed, whose names and specimen signatures have been notified to Westpac.

Amendments to legislation referred to in this agreement

A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

Governing Law and Jurisdiction

This agreement is governed by Queensland law. Collins accepts the non-exclusive jurisdiction of the courts having jurisdiction there.

13. Definitions

In this agreement:

Bill means a Bill of Exchange as defined in the Bills of Exchange Act 1909 which is, or is to be, accepted or discounted under this agreement or is taken to be accepted or discounted under this agreement (whether or not it physically exists). It includes a bill which bears a purported signature on behalf of Collins which has been discounted by Westpac under this agreement, even if that signature was not authorised or forged.

Business Day means any weekday on which Westpac is open at the address referred to on the signature page.

Guarantee means the Unlimited Cross Guarantee and Indemnity and Negative Pledge with Financial Ratio Covenants between Collins Foods Group Pty Ltd and others and Westpac dated 21 August 2000.

A reference to an outstanding Bill is to a Bill which has been accepted or discounted under this agreement or which Collins has not paid the face amount or provided cash cover under this agreement. This applies whether or not the Bill has matured, been presented for payment or been paid on presentation by Westpac.

                         (C)Westpac Banking Corporation                  Page 11

                                          Collins Restaurants Management Pty Ltd

Signed for Westpac Banking Corporation by its authorised officer


Title: Associate Director


Name: Scott Wimberley
Address: Level 15, 260 Queen Street Brisbane Qld 4000
Facsimile: 07 3221 9620


Accepted and agreed for and on behalf of:
Collins Restaurants Management Pty Ltd ACN 093 912 979 in accordance with a unanimous resolution of its board.


_____________________________               ____________________________________
Director                                    Director/Secretary


Name  (please print)                        Name (please print)

Date of acceptance:
Address: 16 - 20 Edmondstone Street Newmarket Qld 4051
Facsimile: 07 3352 0970

                         (C)Westpac Banking Corporation                  Page 12

                                          Collins Restaurants Management Pty Ltd

Schedule 1 - Form Of Verification Certificate

TO:   Scott Wimberley
      Westpac Banking Corporation
      Level 15, 260 Queen Street Brisbane 4000

$3,000,000 Multiple Option Facility for Collins Restaurants Management Pty Ltd

I am a secretary/director of Collins Restaurants Management Pty Ltd ACN 093 912 979, (the Company).

Attachments

Attached are complete copies of all amendments to the Company's constitution made since 21 August 2000.

Board Resolutions to sign documents

On ....................... the directors of the Company resolved unanimously to authorise the signing of the documents described above by

.................................... and ......................................

Authorised Signatories

The specimen signatures appearing below are those of the person(s) authorised to sign the documents described above, and give notices for the Company in connection with the documents described above.

Authorised Signatory                             Specimen Signature

...............................                   ............................

...............................                   ............................

Solvency

The Company is solvent. It is not prevented by Chapter 2E or any other provision of the Corporations Act 2001 from entering into and performing any of the documents described above.

Signed by: ............................

Name (please print):

Title: Secretary/Director

Dated: ..........................

                         (C)Westpac Banking Corporation                  Page 13

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                                          Collins Restaurants Management Pty Ltd

Schedule 2 - Form Of Drawdown Notice - Bill Option

TO:   Scott Wimberley
      Westpac Banking Corporation
      Level 15, 260 Queen Street Brisbane 4000

$3,000,000 Multiple Option Facility for Collins Restaurants Management Pty Ltd

I refer to the facility agreement dated 16 July 2003.

I am authorised to give this irrevocable notice on behalf of Collins. The representations by Collins in the agreement are true as of today.

We request you to prepare, complete, draw, endorse (if necessary), sign and deliver on our behalf Bills (details of which appear in the schedule below) drawn by Collins on Westpac. We acknowledge that, unless Westpac specially requires that Bills be physically prepared and drawn, Westpac need not do so, but will be taken to have done so.

We request Westpac to do as follows on ....................[NOTE: Date must be a
Business Day, this date will be the "Date Bills drawn" in the schedule of Bills.]

(1)   accept the Bills for Collins's accommodation;

(2) complete the name of the payee on the Bills, buy them or at Westpac's option sell them to any person and credit the net proceeds after deducting any moneys payable under (3) below to Collins's Account Number
      ...................... at the .......................  Branch of
      .........................; and

(3)   debit to Collins's Account Number ....................... at the Branch of
      Westpac (OR) deduct from the proceeds referred to in (2) above the amount of Westpac's acceptance and other fees and any stamp or other duty payable in respect of the Bills;

Schedule of Bills

Drawer's No. of Bill     Date Bills drawn (or are    Maturity Date   Face Amount
(optional)               requested to be drawn)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         (C)Westpac Banking Corporation                  Page 14

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                                          Collins Restaurants Management Pty Ltd

Signed for Collins Restaurants Management Pty Ltd by its authorised officer


__________________________________________
Name* (please print):

Title:

Dated

*(To be signed by authorised signatory whose signature and status have been verified to Westpac.)

                         (C)Westpac Banking Corporation                  Page 15

                                          Collins Restaurants Management Pty Ltd

Schedule 3 - Form Of Re-Allocation Notice

TO:   Scott Wimberley
      Westpac Banking Corporation
      Level 15, 260 Queen Street
      Brisbane Qld 4000

$3,000,000 Multiple Option Facility for Collins Restaurants Management Pty Ltd

I refer to the facility letter dated 16 July 2003.

I am authorised to give this irrevocable notice on behalf of Collins Restaurants Management Pty Ltd ACN 093 912 979.

We request that Westpac reallocate the Options as follows on [*]:

Option                                         Limit
------                                         -----

Overdraft Option                               $
Bill Option                                    $________

Commitment                                     $3,000,000

[NOTE: Date must be a Business Day and the new Option Limits may not be less than the aggregate value of all outstanding amounts on that date]

On behalf of Collins Restaurants Management Pty Ltd ACN 093 912 979:

__________________________________________
Authorised Officer

Dated [*]

[To be signed by authorised signatory whose signature and status have been verified to Westpac].

                         (C)Westpac Banking Corporation                  Page 16